Exhibit 99.1
FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. ANNOUNCES DATES FOR ITS
FOURTH QUARTER AND FULL-YEAR 2017 EARNINGS RELEASE AND CONFERENCE CALL

•	Earnings Release Date – Wednesday, February 7, 2018, after 3:30 p.m. central time

•	Conference Call Date – Thursday, February 8, 2018, at 10:00 a.m. central time

Springfield, MO, January 2, 2018 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq: ORLY), a leading retailer in the automotive aftermarket industry, announces the release date for its fourth quarter and full-year 2017 results as Wednesday, February 7, 2018, with a conference call to follow on Thursday, February 8, 2018.

The Company’s fourth quarter and full-year 2017 results will be released after 3:30 p.m. central time on Wednesday, February 7, 2018, and can be viewed, at that time, on the Company’s website at www.oreillyauto.com by clicking on “Investor Relations” and then “News Room.”

Investors are invited to listen to the Company’s conference call discussing the financial results for the fourth quarter and full year of 2017, on Thursday, February 8, 2018, at 10:00 a.m. central time, via webcast on the Company’s website at www.oreillyauto.com by clicking on “Investor Relations” and then “News Room.” Interested analysts are invited to join the call. The dial-in number for the call is (847) 619-6397 and the conference call identification number is 46158141. A replay of the conference call will be available on the Company’s website through February 7, 2019.

O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional service provider markets. Visit the Company’s website at www.oreillyauto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities and other programs. As of October 20, 2017, the Company operated 5,000 stores in 47 states.